                                                                Exhibit 12

                        VOLUME SERVICES AMERICA, INC.
       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (In thousands)

                                 EXHIBIT 12

                                                                                                             13 Week
                                                                     Fiscal Year Ended                     period ended
                                              1994        1995          1996        1997         1998     March 30, 1999
                                             ------      ------        ------      ------       ------    --------------
Income (loss) from continuing operations
  before income taxes, extraordinary
  item and cumulative effect of change
  in accounting principle..................  $2,798      $(984)       $(3,868)    $(2,787)     $(2,220)      $(9,364)
Add Fixed Charges:

  Interest Expense (excluding capitalized).     433        474          6,778       7,562       10,771         4,332
  Amortization of loan costs...............      --         16            478         354          551           300
  Interest factor in rents.................     193        262            297         352          338           188
                                             ------      -----        -------     -------      -------       -------
Total earnings as defined..................  $3,424      $(232)       $ 3,685     $ 5,481      $ 9,440       $(4,544)
                                             ======      =====        =======     =======      =======       =======
Fixed Charges:

  Interest Expense........................   $  433      $ 474        $ 6,778     $ 7,562      $10,771       $ 4,332
  Amortization of loan costs..............       --         16            478         354          551           300
  Interest factor in rents................      193        262            297         352          338           188
                                             ------      -----        -------     -------      -------       -------
                                                626        752          7,553       8,268       11,660         4,820
                                             ======      =====        =======     =======      =======       =======

Ratio of Earnings to Fixed Charges........      5.5         --             --          --           --            --
                                             ======      =====        =======     =======      =======       =======

Deficiency in the coverage of fixed
  charges.................................   $   --      $(984)       $(3,868)    $(2,787)     $(2,220)      $(9,364)
                                             ======      =====        =======     =======      =======       =======

                                                             Pro forma
                                               ---------------------------------------
                                                 52 Week                    13 Week
                                               period ended              period ended
                                               December 29,                March 30,
                                                   1998                      1999
                                                  ------                    ------
Loss from continuing operations
  before income taxes, extraordinary
  item and cumulative effect of change
  in accounting principle..................     $(15,500)                   $(10,600)
Add Fixed Charges:

  Interest Expense (excluding capitalized).       22,200                       5,200
  Amortization of loan costs...............        1,400                         300
  Interest factor in rents.................          338                         188
                                                --------                    --------
Total earnings as defined..................     $  8,438                    $ (4,912)
                                                ========                    ========
Fixed Charges:

  Interest Expense........................      $ 22,200                     $ 5,200
  Amortization of loan costs..............         1,400                         300
  Interest factor in rents................           338                         188
                                                --------                    --------
                                                $ 23,938                    $  5,688
                                                ========                    ========

Ratio of Earnings to Fixed Charges........          --                           --
                                                ========                    ========

Deficiency in the coverage of fixed
  charges.................................      $(15,500)                   $(10,600)
                                                ========                    ========